Filed pursuant to Rule 424(b)(5)
Registration Statement Number 333-202791

The information in this preliminary prospectus supplement relates to an effective registration statement, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are neither an offer to sell securities nor a solicitation of an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2017

Preliminary Prospectus Supplement

To the Prospectus dated March 16, 2015

$40,000,000

Common Stock

We are offering                  shares of our common stock, $0.01 par value per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FISI.” On May     , 2017, the last reported price of our common stock on the NASDAQ Global Select Market was $         per share.

Investing in our common stock involves risks. Please carefully review the risks discussed in “Risk Factors” beginning on page S-8 of this prospectus supplement and in risk factors included in certain of the documents incorporated by reference in this prospectus supplement for a description of factors you should consider before making your investment decision.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

The shares of common stock are being offered through the underwriters on a firm commitment basis. We have granted the underwriters a 30-day option to purchase up to                  additional shares of our common stock at the same price and on the same terms.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares of our common stock are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect to deliver the common stock in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about May     , 2017.

Book-Running Manager

SANDLER O’NEILL + PARTNERS, L.P.

Co-Managers

HOVDE GROUP, LLC	PIPER JAFFRAY

The date of this prospectus supplement is May     , 2017.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus when making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein, is accurate as of their respective dates. However, our business, financial condition, results of operations, and prospects may have changed since those dates. This prospectus supplement supersedes the accompanying prospectus to the extent it contains information that is different from or in addition to the information in that prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering, and updates and adds to the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about us, our common stock, and other securities we may offer from time to time, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described below under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” Generally, when we refer to this “prospectus” we mean this prospectus supplement together with the accompanying prospectus.

If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information incorporated by reference, you should rely on the information set forth in this prospectus supplement.

Unless we specifically state otherwise, the information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of our common stock.

We are offering to sell shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, using a shelf registration process. Under this shelf registration process, we may sell securities described in the accompanying prospectus in one or more offerings from time to time.

In this prospectus supplement, all references to “we,” “us,” “our,” “the Company” or similar terms mean Financial Institutions, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires. References to the “Bank” mean Five Star Bank, our wholly-owned banking subsidiary, to “SDN” mean Scott Danahy Naylon, LLC, our wholly-owned insurance subsidiary, and to “Courier Capital” mean Courier Capital, LLC, our wholly-owned investment advisory subsidiary.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, under which we file annual, quarterly and current reports, proxy statements and other information with the SEC. We file these documents with the SEC electronically. You can access the electronic versions of these filings free of charge on the SEC’s Internet website found at http://www.sec.gov and on our Internet website address at http://www.fiiwarsaw.com. You may also read and copy any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain free copies of the documents we have filed with the SEC, including documents incorporated by reference in this prospectus supplement, by contacting:

General Counsel

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

Tel: (585) 786-1100

We have filed with the SEC a registration statement on Form S-3 (File No. 333-202791) relating to the securities covered by this prospectus supplement. This prospectus supplement is a part of the registration statement and does not contain all the information in the registration statement. You may review a copy of the registration statement at the SEC’s Public Reference Room or through either the SEC’s or our Internet website.

Except as specifically incorporated by reference in this prospectus supplement, information on either the SEC’s website or our website is not part of this prospectus supplement. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated May     , 2017, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate only as of the date of such incorporated document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

As noted, you should rely only on the information contained in this prospectus supplement, the accompanying prospectus and in the documents that we have incorporated by reference into this prospectus supplement. We have not authorized anyone to provide you with information that is different from or in addition to the information contained in this document and incorporated by reference into this prospectus supplement.

The prospectus supplement incorporates by reference the documents listed below. We previously filed these documents with the SEC on the dates indicated.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 7, 2017;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017, filed on May 5, 2017;

S-iii

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 from our Definitive Proxy Statement on Schedule 14A, filed on April 28, 2017;

•	Our Current Reports on Form 8-K filed on February 23, 2017, March 29, 2017 and May 4, 2017; and

•	The description of our common stock set forth in the registration statement on Form 8-A12G, filed with the SEC on June 23, 1999.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus. Nothing in this prospectus supplement shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished, or included as an exhibit, under Item 9.01 of Form 8-K pursuant to Item 2.02 or Item 7.01 of Form 8-K, unless specifically incorporated herein.

The information incorporated by reference contains information about us and our financial condition and is an important part of this prospectus supplement and the accompanying prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement, the prospectus and in information incorporated by reference into this prospectus supplement and the prospectus that are not historical or current facts may constitute forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In addition, the Company’s management may make forward-looking statements orally to the media, securities analysts, investors or others. These statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of words such as “optimism,” “look-forward,” “bright,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “potential,” “project,” “target” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” These forward-looking statements include statements relating to our strategy, effectiveness of investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, future operations, market position, financial position, and prospects, plans and objectives of management.

Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results and are subject to certain risks, uncertainties and assumptions. Our actual results could differ materially from those projected in the forward-looking statements as a result of, among other things, factors referenced herein under the section captioned “Risk Factors” beginning on page S-8 as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including, among other things:

•	If we experience greater credit losses than anticipated, earnings may be adversely impacted;

•	Our tax strategies and the value of our deferred tax assets could adversely affect our operating results and regulatory capital ratios;

•	Geographic concentration may unfavorably impact our operations;

•	We depend on the accuracy and completeness of information about or from customers and counterparties;

•	Our insurance brokerage subsidiary is subject to risk related to the insurance industry;

S-iv

•	Our investment advisory and wealth management operations are subject to risk related to the financial services industry;

•	We may be unable to successfully implement our growth strategies;

•	We are subject to environmental liability risk associated with our lending activities;

•	Our commercial business and mortgage loans increase our exposure to credit risks;

•	Our indirect lending involves risk elements in addition to normal credit risk;

•	We accept deposits that do not have a fixed term and which may be withdrawn by the customer at any time for any reason;

•	Any future FDIC insurance premium increases may adversely affect our earnings;

•	We are highly regulated and may be adversely affected by changes in banking laws, regulations and regulatory practices;

•	New or changing tax and accounting rules and interpretations could significantly impact our strategic initiatives, results of operations, cash flows and financial condition;

•	Legal and regulatory proceedings and related matters could adversely affect us and the banking industry in general;

•	A breach in security of our or third party information systems, including the occurrence of a cyber incident or a deficiency in cyber security, may subject us to liability, result in a loss of customer business or damage our reputation;

•	We face competition in staying current with technological changes to compete and meet customer demands;

•	We rely on other companies to provide key components of our business infrastructure;

•	We use financial models for business planning purposes that may not adequately predict future results;

•	We may not be able to attract and retain skilled people;

•	Acquisitions may disrupt our business and dilute shareholder value;

•	We are subject to interest rate risk;

•	Our business may be adversely affected by instability in the financial markets and general economic conditions;

•	The policies of the Federal Reserve have a significant impact on our earnings;

•	The soundness of other financial institutions could adversely affect us;

•	The value of our goodwill and other intangible assets may decline in the future;

•	A proxy contest for the election of directors at our annual meeting or proposals arising out of shareholder initiatives could cause us to incur substantial costs and could negatively affect our business;

•	We operate in a highly competitive industry and market area;

•	Severe weather, natural disasters, acts of war or terrorism, and other external events could significantly impact our business;

•	Liquidity is essential to our businesses;

•	We may need to raise additional capital in the future and such capital may not be available on acceptable terms or at all;

S-v

•	We rely on dividends from our subsidiaries for most of our revenue;

•	We may not pay or may reduce the dividends on our common stock;

•	We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could dilute our current shareholders or negatively affect the value of our common stock;

•	Our certificate of incorporation, our bylaws, and certain banking laws may have an anti-takeover effect; and

•	The market price of our common stock may fluctuate significantly in response to a number of factors.

Forward-looking statements speak only as of the date they are made. Except as required by law, we do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Although we believe that our expectations are reasonable, we can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in any forward-looking statements.

We caution our readers not to place undue reliance on any forward-looking statements. Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate the Company.

We assume no obligation for updating our forward-looking statements at any time. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as the other cautionary statements made in this prospectus supplement and the prospectus. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find Additional Information” above and “Risk Factors” below.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus and may not contain all of the information that you need to consider in making your investment decision. To understand this offering fully, you should read this prospectus supplement and the accompanying prospectus carefully. Before making an investment decision, you should carefully read the sections titled “Risk Factors” in this prospectus supplement and in the accompanying prospectus and the documents identified in the section “Incorporation of Certain Documents by Reference.”

Financial Institutions, Inc.

We are a financial holding company organized in 1931 under the laws of New York State, but the continuity of the Company’s banking business is traced to the organization of the National Bank of Geneva on March 28, 1817. Our principal business is the operation of our wholly-owned subsidiaries, which offer a broad array of deposit, lending, insurance, investment advisory and other financial services to individuals, municipalities and businesses.

Our corporate headquarters is located at 220 Liberty Street, Warsaw, New York 14569.

Five Star Bank

The Bank is a New York chartered bank that has its headquarters at 55 North Main Street, Warsaw, NY, and a total of 53 full-service banking offices in the New York State counties of Allegany, Cattaraugus, Cayuga, Chautauqua, Chemung, Erie, Genesee, Livingston, Monroe, Ontario, Orleans, Seneca, Steuben, Wyoming and Yates counties.

At March 31, 2017, the Bank had total assets of $3.83 billion, investment securities of $1.09 billion, net loans of $2.37 billion, deposits of $3.18 billion and shareholders’ equity of $324.6 million. The Bank offers deposit products, which include checking and NOW accounts, savings accounts, and certificates of deposit, as its principal source of funding. The Bank’s deposits are insured up to the maximum permitted by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”). The Bank offers a variety of loan products to its customers, including commercial and consumer loans and commercial and residential mortgage loans.

Scott Danahy Naylon, LLC

Acquired in August 2014, SDN is a full-service insurance agency founded in 1923 and headquartered in Amherst, NY. SDN offers personal and commercial insurance and financial services products and serves over 7,000 clients in 45 states.

SDN’s primary market area is Erie and Niagara counties in New York State. SDN offers most lines of personal insurance, including automobile, homeowners, boat, recreational vehicle, landlord and umbrella coverage. Commercial insurance products are also provided, consisting of property, liability, automobile, inland marine, workers compensation, bonds, crop and umbrella insurance. SDN also provides the following financial services products: life and disability insurance, Medicare supplements, long-term care, annuities, mutual funds, retirement programs and New York State disability.

Courier Capital, LLC

Acquired in January 2016, Courier Capital is an SEC-registered investment advisory and wealth management firm founded in 1967 and based in Western New York, with offices in Buffalo and Jamestown. With $1.38 billion in assets under management, Courier Capital offers customized investment management, investment consulting and retirement plan services to over 1,100 individuals, businesses and institutions across nine states.

As of March 31, 2017, the Company had consolidated assets of $3.86 billion, of which assets of the Bank represented 99.1%, assets of SDN represented 0.5% and assets of Courier Capital represented 0.3%, respectively.

Our Business Strategy

Our business strategy has been to maintain a community bank philosophy, which consists of focusing on and understanding the individualized banking and other financial services needs of individuals, municipalities and businesses of the local communities surrounding our primary service area. We believe this focus allows us to be more responsive to our customers’ needs and to provide a high level of personal service that differentiates us from larger competitors, resulting in long-standing and broad-based relationships. Our core customers are primarily small- to medium-sized businesses, individuals and community organizations that prefer to build banking, insurance and wealth management relationships with a community bank that offers and combines high quality, competitively-priced products and services with personalized service. Because of our identity and origin as a locally operated bank, we believe that our level of personal service, combined with our localized decision-making process, provides a competitive advantage over larger banks, which tend to consolidate decision-making authority outside local communities.

A key aspect of our current business strategy is to foster a community-oriented culture where our customers and employees establish long-standing and mutually beneficial relationships. We believe that we are well-positioned to be a strong competitor within our market area because of our focus on community banking needs and customer service, our comprehensive suite of deposit, loan, insurance and wealth management products typically found at larger banks, our highly experienced management team and our strategically located banking centers. We believe that the foregoing factors enable us to grow our core deposits, which supports a central element of our business strategy—the growth of a diversified and high-quality loan portfolio.

Although historically we have operated in smaller cities and towns throughout Western New York, we have expanded our operations to include the larger markets of Buffalo and Rochester, New York and we intend to continue to strategically expand our operations in these markets.

Acquisition Strategy

We have pursued a robust acquisition strategy in recent years, including our acquisitions of SDN in August 2014 and of Courier Capital in January 2016. We will continue to explore market expansion opportunities in or near our current market areas as opportunities arise. Our primary focus will be on increasing market share within existing markets, while taking advantage of potential growth opportunities within our insurance and wealth management lines of business by acquiring new businesses that can be added to existing operations. In evaluating acquisition opportunities, we will balance the potential for earnings accretion with maintaining adequate capital levels, which could result in our common stock being the predominate form of consideration and/or the need for us to raise capital.

Conversations with potential strategic partners occur on a regular basis. The evaluation of any potential opportunity will favor a transaction that complements our core competencies and strategic intent, with a lesser emphasis being placed on geographic location or size. Additionally, we remain committed to maintaining a diversified revenue stream. Our senior management team has had extensive experience in acquisitions and post-acquisition integration of operations, and is prepared to act quickly should a potential opportunity arise, but will remain disciplined with its approach. We believe this experience positions us to successfully acquire and integrate additional financial services and banking businesses. Currently, we do not have any specific plans or arrangements to acquire any financial services or banking businesses.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus supplement. See “Where You Can Find Additional Information” on page S-iii.

THE OFFERING

Issuer	Financial Institutions, Inc., a New York corporation

Common Stock Offered	shares of common stock, $0.01 par value per share[1]

Common Stock Outstanding after the Offering	shares of common stock, based on shares outstanding as of , 2017[2]

Net Proceeds	We estimate that the net proceeds from this offering will be approximately $ million (or $ million if the underwriters exercise in full their option to purchase additional shares) after deducting the underwriting discount and estimated offering expenses payable by us.

Use of Proceeds	We intend to use the net proceeds generated by this offering for general corporate purposes, including contributing capital to the Bank. See “Use of Proceeds” on page S-13 of this prospectus supplement.

Market and Trading Symbol for the Common Stock	Our common stock is listed and traded on the NASDAQ Global Select Market under the symbol “FISI.”

Dividends	We currently pay a quarterly cash dividend of $0.21 per share. Although we expect to continue to pay regular dividends, any future determination to pay dividends on our common stock will be made by our Board of Directors and will depend upon our results of operations, financial condition, capital requirements, regulatory and contractual restrictions, our business strategy and other factors that our Board of Directors deems relevant. For additional information, see “Market for Common Stock and Our Dividend Policy” on page S-11.

Risk Factors	An investment in our common stock involves risks. You should carefully consider the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. In particular, we urge you to carefully consider the factors set forth under “Risk Factors” beginning on page S-8 of this prospectus supplement and in certain of the documents incorporated by reference to this prospectus supplement before investing in our common stock.

[1]	Excludes the underwriters’ option to purchase up to additional shares of common stock.
[2]	The number of shares of our common stock to be outstanding after the offering is based on shares of common stock outstanding as of May , 2017, and does not include shares of our common stock issuable upon conversion of outstanding compensatory stock options having a weighted-average exercise price of $ per share; shares reserved for issuance of outstanding compensatory restricted stock awards and restricted stock units; and shares, subject to the underwriters’ option, to purchase additional shares granted in this offering.

SELECTED FINANCIAL DATA

The following tables set forth consolidated financial data for the Company as of and for each of the fiscal years in the five-year period ended December 31, 2016 (which, other than our financial ratios, has been derived from our audited consolidated financial statements), and as of and for the three months ended March 31, 2017 and 2016 (unaudited). You should read these tables together with the historical consolidated financial information contained in our consolidated financial statements and related notes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which have been filed with the SEC and are incorporated herein by reference. Information for the three months ended March 31, 2017 and 2016 is derived from unaudited interim consolidated financial statements and has been prepared on the same basis as our audited consolidated financial statements and includes, in the opinion of management, all adjustments of a normal and recurring nature necessary to present fairly the data for such period. The results of operations for the three months ended March 31, 2017 do not necessarily indicate the results which may be expected for any future interim period or for the full year.

	At or for the three months ended March 31,
	2017	2016
	(dollars in thousands, except share and per share data) (unaudited)
Balance Sheet Data
Assets	$3,859,865	$3,516,572
Interest-earning assets	3,523,613	3,189,582
Investment securities	1,085,787	1,086,296
Loans, net	2,371,546	2,087,466
Deposits	3,169,659	2,960,177
Borrowings	342,378	218,208
Shareholders’ equity	325,688	313,953
Income Statement Data
Net interest income	$26,995	$24,719
Noninterest income	7,836	9,217
Noninterest expense	20,942	21,218
Net income	7,943	7,618
Stock and Related Per Share Data
Earnings per common share-basic	$0.52	$0.50
Earnings per common share-diluted	0.52	0.50
Cash dividends declared per common share	0.21	0.20
Common book value per share	$21.21	$20.46
Common shares outstanding	14,536,015	14,495,083

	At or for the three months ended March 31,
	2017	2016
	(unaudited)
Performance Ratios
Return on average assets(1)	0.86%	0.90%
Return on average common equity(l)	10.02	10.00
Net interest margin(1)(2)	3.23	3.27
Efficiency ratio(3)	59.09	62.19
Common dividend payout ratio	40.38	40.00
Capital Ratios
Tier 1 capital to adjusted average assets	7.30%	7.46%
Common shareholders’ equity to total assets	7.99	8.43
Asset Quality Ratios
Total non-performing assets to total assets	0.21%	0.25%
Total non-performing loans to total loans	0.33	0.41
Net charge-offs to average loans(l)	0.45	0.36
Allowance for loan losses to total loans	1.29	1.30
Other Data
Number of banking centers	53	50
Full time equivalent employees	617	654

(1)	Calculated on an annualized basis.
(2)	The net interest margin represents net interest income (fully taxable equivalent) as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio is calculated by dividing noninterest expense by net revenue, i.e. the sum of net interest income (fully taxable equivalent) and noninterest income before net gains on investment securities. This is a banking industry financial measure not required by GAAP.

	At or for the year ended December 31,
	2016	2015	2014	2013	2012
	(dollars in thousands, except share and per share data)
Balance Sheet Data
Assets	$3,710,340	$3,381,024	$3,089,521	$2,928,636	$2,763,865
Interest-earning assets	3,428,541	3,114,530	2,826,488	2,705,045	2,522,444
Investment securities	1,083,264	1,030,112	916,932	859,185	841,701
Loans, net	2,309,227	2,056,677	1,884,365	1,806,883	1,681,012
Deposits	2,995,222	2,730,531	2,450,527	2,320,056	2,261,794
Borrowings	370,561	332,090	334,804	337,042	179,806
Shareholders’ equity	320,054	293,844	279,532	254,839	253,897
Income Statement Data
Net interest income	$102,690	$95,313	$93,774	$91,594	$88,516
Noninterest income	35,760	30,337	25,350	24,833	24,777
Noninterest expense	84,671	79,393	72,355	69,441	71,397
Net income	31,931	28,337	29,355	25,530	23,449

	At or for the year ended December 31,
	2016	2015	2014	2013	2012
	(dollars in thousands, except share and per share data)

Stock and Related Per Share Data
Earnings per common share-basic	$2.11	$1.91	$2.01	$1.75	$1.60
Earnings per common share-diluted	2.10	1.90	2.00	1.75	1.60
Cash dividends declared per common share	0.81	0.80	0.77	0.74	0.57
Common book value per share	20.82	19.49	18.57	17.17	17.15
Common shares outstanding	14,537,597	14,190,192	14,118,048	13,829,355	13,787,709
Performance Ratios
Return on average assets	0.90%	0.87%	0.98%	0.91%	0.93%
Return on average common equity	10.01	9.78	10.80	10.10	9.46
Net interest margin(l)	3.24	3.28	3.50	3.64	3.95
Efficiency ratio(2)	60.95	62.44	59.18	58.92	63.17
Common dividend payout ratio	38.39	41.88	38.31	42.29	35.63
Capital Ratios
Tier 1 capital to adjusted average assets	7.36%	7.41%	7.35%	7.63%	7.71%
Common shareholders’ equity to total assets	8.16	8.18	8.49	8.11	8.55
Asset Quality Ratios
Total non-performing assets to total assets	0.17%	0.25%	0.33%	0.58%	0.36%
Total non-performing loans to total loans	0.27	0.41	0.53	0.91	0.53
Net charge-offs (recoveries) to average loans	0.26	0.40	0.37	0.40	0.36
Allowance for loan losses to total loans	1.32	1.30	1.45	1.46	1.45
Other Data
Number of banking centers	52	50	49	50	52
Full time equivalent employees	631	660	622	608	628

(1)	The net interest margin represents net interest income (fully taxable equivalent) as a percent of average interest-earning assets for the period.
(2)	The efficiency ratio is calculated by dividing noninterest expense by net revenue, i.e. the sum of net interest income (fully taxable equivalent) and noninterest income before net gains on investment securities. This is a banking industry financial measure not required by GAAP.

RISK FACTORS

An investment in our common stock involves risks. Before making an investment decision, you should carefully read and consider the risks described below, which describe the risks related to this offering and to ownership of our common stock, as well as the risk factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which relate to our business generally and which are incorporated by reference to this prospectus supplement. Please refer to “Where You Can Find Additional Information” on page S-iii and “Incorporation of Certain Documents by Reference” on page S-iii.

Any of these risks could, if they are realized, create a material adverse effect on our business, financial condition, and results of operations. Additional risks not currently known to us or that we are aware of but incorrectly deem to be immaterial may also create a material adverse effect. In any such case, you could lose all or a portion of your original investment. This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors.

Risks Related to Our Business

For risks associated with our business and the industries in which we operate, see the section entitled Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus supplement, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

Risks Related to this Offering and the Common Stock

The price of our common stock is expected to fluctuate, which may make it difficult for you to resell your shares at an attractive price.

Over the last two completed fiscal years, our stock price on the NASDAQ Global Select Market ranged from a low sale price of $21.67 to a high sale price of $34.55. On May 12, 2017, the last reported sale price of our common stock was $32.95 per share. While we can provide no assurances about the market price of our common stock, we expect that it will continue to fluctuate, which may make it difficult for you to resell your shares at a price you find attractive.

Our stock price may fluctuate as a result of a variety of factors, many of which are beyond our control. In addition to the other risk factors contained herein or incorporated by reference, these factors include:

•	Actual or anticipated quarterly fluctuations in our operating results and financial condition;

•	Changes in expectations as to our future financial performance or buy/sell recommendations;

•	Speculation in the press or the investment community regarding stock prices generally or relating to our reputation or the financial services industry;

•	Fluctuations in the stock price and operating results of our competitors;

•	Sales of our equity or equity-related securities;

•	Proposed or adopted regulatory changes or developments;

•	Anticipated or pending investigations, proceedings or litigation that involve or affect us;

•	Changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity or real estate valuations or volatility and other geopolitical, regulatory or judicial events; and

•	General market conditions and, in particular, developments related to market conditions for the financial services industry.

We may issue additional equity or equity related securities, or engage in other transactions which dilute our common book value or affect the priority of the common stock, which may adversely affect the market price of our common stock.

Our Board of Directors may determine from time to time that we need to raise additional capital by issuing additional shares of our common stock or other securities. We are not restricted from issuing additional shares of common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We have an effective shelf registration statement on file with the SEC that enables us to issue a substantial number of securities without further registration through the first quarter of 2018. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future offerings, or the prices at which such offerings may be effected. Such offerings could be dilutive to existing common stockholders. Further, if we raise additional capital by selling debt securities, upon liquidation, holders of our debt securities, and lenders with respect to other borrowings, will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

We may reduce or eliminate the cash dividend on our common stock.

Although we currently pay a quarterly dividend of $0.21 per share on our common stock, we are not required to do so and we may reduce or eliminate our common stock cash dividend at any time in the future. This would make our common stock a less attractive investment and likely have an adverse effect on its market price. As a bank holding company, our ability to declare and pay dividends is dependent on certain federal regulatory considerations including the guidelines of the Federal Reserve Board (the “Federal Reserve”) regarding capital adequacy and dividends. See “Market for Common Stock and Our Dividend Policy” on page S-11 for more information.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

Our common stock is not a bank deposit and, therefore, is not insured against loss by the FDIC or any other public or private entity. Investment in our common stock is inherently risky for the reasons described in this “Risk Factors” section and elsewhere in this prospectus supplement and the accompanying prospectus, and the additional documents and information incorporated by reference, and is subject to the same market forces that affect the common stock in any company. As a result, if you acquire our common stock, you may lose some or all of your investment.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which would likely be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may attempt to increase our capital resources or, if our or the Bank’s capital ratios fall below the required minimums, we or the Bank could be forced to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, senior or subordinated notes and preferred stock. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

Our Board of Directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the stockholders. Our Board of Directors also has the power, without stockholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding-up, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Our certificate of incorporation and bylaws as well as certain banking laws may have an anti-takeover effect.

Provisions of our certificate of incorporation and bylaws and federal banking laws, including regulatory approval requirements, could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial to our shareholders. The combination of these provisions may inhibit a non-negotiated merger or other business combination or make such a transaction more expensive, which, in turn, could adversely affect the market price of our common stock. See “Description of Common Stock—Anti-takeover Effects of Certain Provisions in our Certificate, By-laws and the NYBCL” in the accompanying prospectus.

MARKET FOR COMMON STOCK AND OUR DIVIDEND POLICY

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FISI.” As of May     , 2017, we had                  shares of common stock outstanding, held of record by approximately                  shareholders of record. The actual number of common shareholders is greater than the number of record holders, and includes shareholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. This number of holders of record also does not include shareholders whose shares may be held in trust by other entities.

The following table sets forth, for the periods indicated, the high and low sales prices per share for the common stock as reported on the NASDAQ Global Select Market and the cash dividends declared per common share, for the periods shown.

Quarter Ended	High	Low	Dividend Declared
June 30, 2017 (through May , 2017)
March 31, 2017	$35.40	$30.50	$0.21
December 31, 2016	$34.55	$25.98	$0.21
September 30, 2016	$27.63	$25.16	$0.20
June 30, 2016	$29.49	$24.56	$0.20
March 31, 2016	$29.53	$25.38	$0.20
December 31, 2015	$29.04	$24.05	$0.20
September 30, 2015	$25.21	$23.54	$0.20
June 30, 2015	$25.50	$22.50	$0.20
March 31, 2015	$25.38	$21.67	$0.20

We have historically paid regular quarterly cash dividends on our common stock, and our Board of Directors presently intends to continue the payment of regular quarterly cash dividends, dependent upon the results of operations of the preceding quarters. However, declaration of dividends by the Board of Directors will depend on a number of factors, including capital requirements, regulatory limitations, our operating results and financial condition and general economic conditions. Although we have historically paid a quarterly cash dividend to the holders of our common stock, holders of our common stock do not have a legal or contractual right to receive dividends.

While we are a legal entity separate and distinct from the Bank and our other subsidiaries, these subsidiaries are our principal assets. Substantially all of the funds available for the payment of dividends are derived from dividends we receive from the Bank. Thus, future dividends will depend upon the earnings of the Bank, its financial condition and its need for funds. Furthermore, there are a number of federal banking policies and regulations that restrict our ability to pay dividends. As a financial holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve regarding capital adequacy and dividends. It is the policy of the Federal Reserve that financial holding companies should pay cash dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the holding company’s expected future needs and financial condition. The policy provides that financial holding companies should not maintain a level of cash dividends that undermines the financial holding company’s ability to serve as a source of strength to its subsidiaries. These policies and regulations may have the effect of reducing the amount of dividends that we can declare to our shareholders.

As a state chartered bank, the Bank is subject to regulatory restrictions on the payment of dividends under New York State banking law and regulations. Approval of the New York State Banking Department is required prior to paying dividends if the dividends declared by the Bank exceed the sum of the Bank’s net profits for that year and its retained net profits for the preceding two calendar years. New York State law applicable to the declaration of distributions by a business corporation also limits our ability to declare and pay dividends. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock.

As the Bank is a depository institution whose deposits are insured by the FDIC, it may not pay dividends or distribute capital assets if it is in default on any assessment due the FDIC.

USE OF PROCEEDS

We expect to receive net proceeds from this offering of approximately $         million (or $         million if the underwriters exercise their over-allotment option in full) after deducting the underwriting discount and estimated expenses payable by us. We intend to use these net proceeds for general corporate purposes, including contributing capital to the Bank to support organic growth, as well as initiating or extending credit to, or funding investments in, our subsidiaries.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we will use the net proceeds for temporary investments. We expect that we may, on a recurrent basis, engage in additional financings as the need arises.

CAPITALIZATION

The following table shows our capitalization as of March 31, 2017 on an actual basis and on an “as adjusted” basis to give effect to the receipt of the net proceeds from this offering.

	As of March 31, 2017
	Actual	As adjusted
	(dollars in thousands) unaudited
Shareholders’ Equity
Series A 3% preferred stock, $100 par value; 1,533 shares authorized; 1,492 shares issued	$149	$
Series B-1 8.48% preferred stock, $100 par value; 200,000 shares authorized; 171,906 shares issued	17,191

Total preferred equity	17,340
Common stock, $0.01 par value share; 50,000,000 shares authorized; 14,692,214 issued and outstanding, as adjusted(1)	147
Additional paid-in capital	81,901
Retained earnings	242,501
Accumulated other comprehensive loss	(13,186)
Treasury stock, at cost (156,199 shares at March 31, 2017)	(3,015)

Total Shareholders’ Equity	$325,688	$
Capital Ratios
Tier 1 capital to total risk-weighted assets	10.11%		%
Total regulatory capital to risk-weighted assets	12.75
Tier 1 capital to adjusted average assets	7.30

(1)	The number of shares of our common stock to be outstanding after the offering is based on shares of common stock outstanding as of May , 2017 and does not include shares of our common stock issuable upon conversion of outstanding compensatory stock options having a weighted-average exercise price of $ per share, shares reserved for issuance of outstanding compensatory restricted stock awards and restricted stock units and shares, subject to the underwriters’ option, to purchase additional shares granted in this offering.

DESCRIPTION OF OUR COMMON STOCK

Please refer to “Description of Common Stock” in the accompanying prospectus for a summary description of our common stock being offered hereby, including the following: dividends, voting rights, liquidation rights, lack of preemptive rights, and anti-takeover effects of certain provisions of our certificate of incorporation, our bylaws and federal and state laws affecting our shareholders.

We are authorized to issue 50,000,000 shares of common stock, par value $0.01 per share. As of May     , 2017, we had                  shares of common stock outstanding. As of May     , 2017, there were also                  shares of common stock issuable upon conversion of outstanding compensatory stock options having a weighted-average exercise price of $         per share and                  shares reserved for issuance of outstanding compensatory restricted stock awards and restricted stock units.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering through Sandler O’Neill & Partners, L.P., Hovde Group, LLC and Piper Jaffray & Co. We have entered into an underwriting agreement with Sandler O’Neill & Partners, L.P. on behalf of the underwriters, with respect to the common stock being offered. Subject to the terms and conditions contained in the underwriting agreement, the underwriters have agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, all of the shares of common stock being offered by this prospectus supplement.

The underwriting agreement provides that the underwriters’ obligations to purchase shares of our common stock depend on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us are true and our obligations have been performed;

•	there is no material adverse change in or affecting our business, financial condition, stockholders’ equity, liquidity, results of operations or prospects; and

•	delivery of customary closing documents.

Subject to these conditions, the underwriters are committed to purchase and pay for all shares of our common stock offered by this prospectus supplement, if any such shares are taken. However, the underwriters are not obligated to take or pay for the shares of our common stock covered by its purchase option described below, unless and until such option is exercised.

Purchase Option. We have granted the underwriters an option, exercisable no later than 30 days after the date of the underwriting agreement, to purchase up to an aggregate of                  additional shares of common stock at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. We will be obligated to sell these shares of common stock to the underwriters to the extent such option is exercised.

Commissions and Expenses. The underwriters propose to offer our common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at the public offering price less a concession not in excess of $         per share. After the public offering of our common stock, the underwriters may change the offering price, concessions and other selling terms. The underwriters will be reimbursed for out-of-pocket expenses (including attorney’s fees and expenses) up to $150,000.

The following table shows the per share and total underwriting discount that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per share	Total Without Exercise of Purchase Option	Total With Exercise of Purchase Option

Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds to us before expenses	$	$	$

We estimate that the total expenses of this offering, exclusive of the underwriting discount, will be approximately $         and are payable by us.

Indemnity. We have agreed to indemnify the underwriters, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Lock-Up Agreement. We, and each of our directors and executive officers, have agreed, for a period of 90 days after the date of this prospectus supplement, not to, without the prior written consent of the underwriters, directly or indirectly offer, pledge, sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, file, or cause to be filed, any registration statement under the Securities Act of 1933 with respect to any of the foregoing or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether such transaction would be settled by delivery of common stock or other securities, in cash or otherwise.

Stabilization. In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•	Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares that it may purchase in its purchase option. In a naked short position, the number of shares involved is greater than the number of shares in its purchase option. The underwriters may close out any short position by exercising its purchase option and/or by purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of common stock in the open market after this offering has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of its purchase option. If the underwriters sell more shares than could be covered by exercise of the purchase option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in this offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the market price of our common stock. These transactions may be effected on the NASDAQ Global Select Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making. In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 permits passive market making activity by the participants in this offering. Passive market making may occur before the pricing of this offering or before the commencement of offers or sales of our common stock. Each passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. The underwriters and other dealers are not required to engage in passive market making and may end passive market making activities at any time.

Our Relationship with the Underwriters. The underwriters and their affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and some of its affiliates have performed and expect to continue to perform financial advisory and investment banking services for us in the ordinary course of their respective businesses, and may have received, and may continue to receive, in the future, compensation for such services.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our common stock is being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions.

TRANSFER AGENT

The Transfer Agent for our common stock is American Stock Transfer & Trust Company.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and selected other legal matters in connection with the offering will be passed upon for us by the law firm of Harter Secrest & Emery LLP, Rochester, NY. Kilpatrick Townsend & Stockton LLP, Washington, D.C., will pass upon certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements of Financial Institutions, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, have been included (incorporated by reference) herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere (incorporated by reference) herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$100,000,000

Financial Institutions, Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell from time to time up to $100,000,000 of unsecured debt securities, which may consist of: notes, debentures, or other evidences of indebtedness; shares of common stock; shares of preferred stock; depositary shares; warrants to purchase other securities; purchase contracts; and units consisting of any combination of the above securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours.

This prospectus provides you with a general description of the securities listed above. Each time we offer any securities pursuant to this prospectus, we will provide a prospectus supplement and, if necessary, a pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell our securities without a prospectus supplement describing the method and terms of the offering. You should read this prospectus and any prospectus supplement together with the information described under the heading “Incorporation of Certain Information by Reference” before you make your investment decision.

Our common stock is traded on the Nasdaq under the symbol “FISI.” On March 13, 2015, the last reported per share sale price of our common stock was $23.44.

Investing in our common stock involves risk. You should carefully read the information included and incorporated by reference into this prospectus for a discussion of the factors you should carefully consider in determining whether to invest in our securities, including the discussion of risks described under “Risk Factors ” on page 7 of this prospectus.

The offered securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 16, 2015.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC. Under the shelf registration process, we may from time to time offer and sell the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, or units consisting of a combination of any of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides a general description of the securities that we may offer and sell. Each time we offer these securities, we will provide a prospectus supplement and, if necessary, a pricing supplement, containing specific information about the terms of the offer. The prospectus supplement and any pricing supplement may add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement and any pricing supplement. Before investing in our securities, you should carefully review this prospectus, any prospectus supplement and any pricing supplement, together with the additional information described under the heading “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are based on other than historical data are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and include, among others:

•	statements with respect to the beliefs, plans, objectives, goals, guidelines, expectations, anticipations, and future financial condition, results of operations and performance of Financial Institutions, Inc. (the “parent” or “FII”) and its subsidiaries (collectively the “Company,” “we,” “our” or “us”); and

•	statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” or similar expressions.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus, any prospectus supplement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”), which is incorporated by reference into this prospectus, including, but not limited to, those presented in the Management’s Discussion and Analysis of Financial Condition and Results of Operations. Factors that might cause such differences include, but are not limited to:

•	If we experience greater credit losses than anticipated, earnings may be adversely impacted;

•	Our tax strategies and the value of our deferred tax assets could adversely affect our operating results and regulatory capital ratios;

•	Geographic concentration may unfavorably impact our operations;

•	We depend on the accuracy and completeness of information about or from customers and counterparties;

•	Our insurance brokerage subsidiary is subject to risk related to the insurance industry;

•	We are subject to environmental liability risk associated with our lending activities;

•	Our indirect lending involves risk elements in addition to normal credit risk;

•	We are highly regulated and may be adversely affected by changes in banking laws, regulations and regulatory practices;

•	New or changing tax and accounting rules and interpretations could significantly impact our strategic initiatives, results of operations, cash flows, and financial condition;

•	Legal and regulatory proceedings and related matters could adversely affect us and banking industry in general;

•	A breach in security of our information systems, including the occurrence of a cyber incident or a deficiency in cyber security, may result in a loss of customer business or damage to our brand image;

•	We need to stay current on technological changes in order to compete and meet customer demands;

•	We rely on other companies to provide key components of our business infrastructure;

•	We use financial models for business planning purposes that may not adequately predict future results;

•	We may not be able to attract and retain skilled people;

•	Acquisitions may disrupt our business and dilute shareholder value;

•	We are subject to interest rate risk;

•	Our business may be adversely affected by conditions in the financial markets and economic conditions generally;

•	Our earnings are significantly affected by the fiscal and monetary policies of the federal government and its agencies;

•	The soundness of other financial institutions could adversely affect us;

•	We may be required to recognize an impairment of goodwill;

•	We operate in a highly competitive industry and market area;

•	Severe weather, natural disasters, acts of war or terrorism, and other external events could significantly impact our business;

•	Liquidity is essential to our businesses;

•	We may need to raise additional capital in the future and such capital may not be available on acceptable terms or at all;

•	We rely on dividends from our subsidiaries for most of our revenue;

•	We may not pay or may reduce the dividends on our common stock;

•	We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could dilute our current shareholders or negatively affect the value of our common stock;

•	The market price of our common stock may fluctuate significantly in response to a number of factors; and

•	Our certificate of incorporation, our bylaws, and certain banking laws may have an anti-takeover effect.

We caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made, and advise readers that various factors, including those described above, could affect our financial performance and could cause our actual results or circumstances for future periods to differ materially from those anticipated or projected. See also Item 1A, Risk Factors, in the Form 10-K, which is incorporated herein by reference, for further information. Except as required by law, we do not undertake, and specifically disclaim any obligation to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

FINANCIAL INSTITUTIONS, INC.

Financial Institutions, Inc. is a financial holding company organized in 1931 under the laws of New York State. We offer a broad array of deposit, lending and other financial services to individuals, municipalities and businesses in Western and Central New York through our wholly-owned New York-chartered banking subsidiary, Five Star Bank (the “Bank”). The Bank has also expanded its indirect lending network to include relationships with franchised automobile dealers in the Capital District of New York and Northern Pennsylvania. Additionally, the Bank has formed a wholly-owned subsidiary, Five Star REIT, Inc., which is a special purpose real estate investment trust. We also offer insurance services through our wholly-owned insurance subsidiary, Scott Danahy Naylon, LLC, a full service insurance agency. Our executive offices are located at 220 Liberty Street, Warsaw, New York.

Our Business Strategy

Our business strategy has been to maintain a community bank philosophy, which consists of focusing on and understanding the individualized banking needs of individuals, municipalities and businesses of the local communities surrounding our banking centers. We believe this focus allows us to be more responsive to our customers’ needs and provide a high level of personal service that differentiates us from larger competitors, resulting in long-standing and broad-based banking relationships. Our core customers are primarily comprised of small- to medium-sized businesses, individuals and community organizations who prefer to build a banking relationship with a community bank that offers and combines high quality, competitively-priced banking products and services with personalized service. Because of our identity and origin as a locally operated bank, we believe that our level of personal service provides a competitive advantage over larger banks, which tend to consolidate decision-making authority outside local communities.

A key aspect of our current business strategy is to foster a community-oriented culture where our customers and employees establish long-standing and mutually beneficial relationships. We believe that we are well-positioned to be a strong competitor within our market area because of our focus on community banking needs and customer service, our comprehensive suite of deposit and loan products typically found at larger banks, our highly experienced management team and our strategically located banking centers. A central part of our strategy is generating core deposits to support growth of a diversified and high-quality loan portfolio.

REGULATION AND SUPERVISION

The Bank is a New York-chartered commercial bank and its deposit accounts are insured by the Deposit Insurance Fund (the “DIF”) of the Federal Deposit Insurance Corporation (the “FDIC”). The Bank is a member of the Federal Reserve Bank and Federal Home Loan Bank systems and is regulated by the New York State Department of Financial Services (“NYSDFS”). The Company and the Bank are subject to extensive regulation under federal and state laws. The regulatory framework is intended primarily for the protection of depositors, federal deposit insurance funds and the banking system as a whole and not for the protection of shareholders and creditors. Asset growth, deposits, reserves, investments, loans, consumer law compliance, issuance of securities, payment of dividends, establishment of banking offices, mergers and consolidations, changes in control, electronic funds transfer, management practices and other aspects of operations are subject to regulation by the appropriate federal and state supervisory authorities.

As a bank holding company, we are subject to the Bank Holding Company Act of 1956, as amended (“BHCA”), and the rules and regulations of the Board of Governors of the Federal Reserve System (“Federal Reserve Board”). We are required to file reports with, and otherwise comply with the rules and regulations of the Federal Reserve Board and the SEC.

The Bank must file reports with the NYSDFS and Federal Reserve Board concerning its activities and financial condition, in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other depositary institutions. Furthermore, the Bank is periodically examined by the NYSDFS and the Federal Reserve Board to assess compliance with various regulatory requirements, including safety and soundness considerations. This regulation and supervision establishes a comprehensive framework of activities in which the Bank can engage, and is intended primarily for the protection of the DIF and depositors rather than for the protection of security holders. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of loan loss allowances for regulatory purposes.

These regulatory authorities have extensive enforcement authority over the institutions that they regulate to prohibit or correct activities that violate law, regulation or a regulatory agreement or which are deemed to be unsafe or unsound banking practices. Enforcement actions may include the appointment of a conservator or receiver, the issuance of a cease and desist order, the termination of deposit insurance, the imposition of civil money penalties on the institution, its directors, officers, employees and institution-affiliated parties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the removal of or restrictions on directors, officers, employees and institution-affiliated parties, and the enforcement of any such mechanisms through restraining orders or other court actions. Any change in laws and regulations, whether by the NYSDFS, the FDIC, the Federal Reserve Board or through legislation, could have a material adverse impact on us, our operations and our stockholders.

Because we are a holding company, our rights and the rights of our creditors and the holders of the securities we are offering under this prospectus to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

In addition, dividends, loans and advances from the Bank to us are restricted by federal law.

The preceding was a brief summary of the regulatory framework applicable to us and our subsidiaries. For a more detailed discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us and the Bank, you should refer to the Form 10-K, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access and read our SEC filings, including the complete registration statement and all of the exhibits to it, through the SEC’s website located at http://www.sec.gov. This site contains reports and other information that we file electronically with the SEC. The registration statement and other reports or information can be inspected, and copies may be obtained, at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room of the SEC may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our securities, we refer you to the registration statement and its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other documents are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s web site listed above, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

We incorporate information into this prospectus by reference, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 6, 2015.

•	Our Current Reports on Form 8-K filed on January 20, 2015 and February 25, 2015.

•	The description of our common stock set forth in the registration statement on Form 8-A, filed with the SEC on June 23, 1999.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

You may request orally or in writing, and we will provide you with, a copy of these filings, at no cost, by calling us at (585) 786-1100 or by writing to us at the following address:

General Counsel

Financial Institutions, Inc.

220 Liberty Street

Warsaw, New York 14569

These filings and reports can also be found on our website, located at http://www.fiiwarsaw.com, by following the links to “Investor Relations” and “SEC Filings.”

The information contained on our website does not constitute a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in our filings with the SEC, which are incorporated by reference into this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our historical ratio of earnings to fixed charges and our ratio of combined fixed charges and preferred stock dividends to earnings. You should read this table in conjunction with the consolidated financial statements and notes to the consolidated financial statements that are incorporated by reference into this prospectus.

A statement setting forth details of the computation of the ratios below is included as Exhibit 12.1 to the registration statement.

	Years Ended December 31,
	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges
Including interest on deposits	5.94	5.79	4.63	3.49	2.68
Excluding interest on deposits	26.49	29.80	31.88	15.78	10.17
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Including interest on deposits	4.77	4.54	3.77	2.90	2.12
Excluding interest on deposits	11.67	11.23	10.84	7.12	4.16

We have computed the ratio of earnings to combined fixed charges and preferred stock dividends set forth above by dividing pre-tax income before fixed charges and preferences by fixed charges and preference dividends. Fixed charges are the sum of:

•	interest expensed and capitalized;

•	amortized premiums, discounts and capitalized expenses related to indebtedness;

•	an estimate of the interest within rental expense; and

•	preference security dividend requirements of consolidated subsidiaries.

THE SECURITIES WE MAY OFFER

This prospectus contains a summary of the debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, and units that we may offer under this prospectus. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. However, this prospectus, the prospectus supplement and the pricing supplement, if applicable, contain the material terms and conditions for each security. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. You should read these documents as well as the documents filed as exhibits to or incorporated by reference to this registration statement. Capitalized terms used in this prospectus that are not defined will have the meanings given them in these documents.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, referred to as the “senior indenture,” and subordinated debt securities will be issued under a separate indenture, referred to in this section as the “subordinated indenture.” The senior indenture and the subordinated indenture are collectively referred to in this section as the “indentures.” The senior debt securities and the subordinated debt securities are collectively referred to in this section as the “debt securities.” The debt securities will be our direct unsecured general obligations.

This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures. We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures, including the forms of debt securities, as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. As of the date of this prospectus, we had not issued any debt securities under either indenture.

Neither indenture contains provisions that would afford holders of debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be exclusively our obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred shareholders of our subsidiaries.

Terms of Each Series of Debt Securities Provided in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	the principal amount of the debt securities;

•	the denominations in which the debt securities will be issued;

•	the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities will be payable;

•	the rate or rates which the debt securities will bear interest and the interest payment dates for the debt securities;

•	any mandatory or optional redemption provisions;

•	the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the covenants or the Events of Default (as defined below) under “Provisions in Both Indentures — Events of Default and Remedies”;

•	any changes to the terms and conditions upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

•	any other terms of the debt securities.

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served.

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an Event of Default and the continuation thereof.

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the unsecured senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement.

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity, or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which require that:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures.

Events of Default and Remedies

Pursuant to the indentures, “Default” with respect to any series of debt securities means any event which is an Event of Default, or any event that, after notice is given or lapse of time or both, would become an Event of Default. The term “Event of Default” with respect to any series of debt securities means any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

•	subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant default in the performance of which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture.

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration. Upon a bankruptcy event of us, the principal amount of all debt securities shall be immediately due and payable.

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if it considers such withholding of notice to be in the best interests of the holders.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act”;

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding provisions relating to a particular series of debt securities.

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates.

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Information Concerning the Indenture Trustee

We will designate a trustee under the senior indenture and the subordinated indenture before the issuance of the debt securities.

Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior or subordinated debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Each indenture contains certain limitations on the right of the trustee thereunder, if it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise.

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action.

Governing Law

The indentures are and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Officers, Directors, Employees or Shareholders

Our officers, directors, employees and shareholders will not have any liability for our obligations under the indentures or the debt securities by way of his or her status. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Global Securities; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in minimum denominations of $1,000 or integral multiples in excess thereof. You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange.

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a “depositary”, and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those under the applicable indenture.

Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

We expect that DTC or its nominee will credit participants’ accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

If: (1) the depositary notifies us that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days; or (2) an Event of Default with respect to a series of debt securities shall have occurred and be continuing, the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary instructs the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including those who may act as underwriters of our debt securities, and by the New York Stock Exchange, Inc., the NYSE MKT LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DESCRIPTION OF COMMON STOCK

Introduction

The following section describes the material features and rights of our Common Stock. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our Certificate of Incorporation and our By-laws, each of which is filed as an exhibit to the Registration Statement of which this prospectus is a part, and to applicable sections of the Business Corporation Law of the State of New York, which we refer to as the NYBCL.

General

We are authorized to issue up to 50,000,000 shares of Common Stock. Each share of Common Stock entitles the holder to the same rights, and is the same in all respects, as each other share of Common Stock. Holders of Common Stock are entitled to: (1) one vote per share on all matters requiring a shareholder vote; (2) a ratable distribution of dividends, if and when, declared by the board of directors (the “Board”); and (3) in the event of a liquidation, dissolution or winding up of us, to share ratably in all assets remaining after holders of shares of Preferred Stock have received the liquidation preference of their shares plus accumulated but unpaid dividends (whether or not earned or declared), if any, and after all of our other indebtedness has been provided for or satisfied. Holders of Common Stock do not have cumulative voting rights with respect to the election of directors and have no preemptive rights to acquire any of our additional, unissued or treasury shares or our securities convertible into or carrying a right to subscribe for or acquire our shares of capital stock. The shares of Common Stock, when issued in the manner described in this prospectus, will be fully paid and nonassessable.

Dividends

We have historically paid regular quarterly cash dividends on our Common Stock and the Board presently intends to continue the payment of regular quarterly cash dividends, dependent upon our results of operations, tax considerations, capital requirements and subject to the need for those funds for debt service and other purposes and the restrictions described below. The amount of future dividends will depend upon earnings, financial condition, capital requirements, other regulatory requirements and other factors, and will be determined by our Board on a quarterly basis. We cannot guarantee that we will continue to pay dividends or that, if paid, we will not reduce or eliminate dividends in the future.

New York State law applicable to the declaration of distributions by a business corporation also limits our ability to declare and pay dividends. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have rights superior to the rights of the holders of its common stock.

In addition, as a bank holding company, our ability to declare and pay dividends is subject to the guidelines of the Federal Reserve Board, which we refer to as the FRB, regarding capital adequacy and dividends. It is the policy of the FRB that bank holding companies should pay cash dividends on common stock only out of income available over the past year, and only if prospective earnings retention is consistent with the holding company’s expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company’s ability to serve as a source of strength to its subsidiaries.

While we are a legal entity separate and distinct from our banking and other subsidiaries, these subsidiaries are the principal assets, and as such, a substantial part of our operating funds and, for the foreseeable future, all of the funds available for the payment of dividends are derived from the Bank. The New York Banking Law provides that the Bank may not declare dividends during the calendar year that exceed the sum of the Bank’s net income during the current calendar year and the retained net income of the prior two calendar years unless the dividend has been approved by the Superintendent of Banks of the State of New York. Thus, future dividends will depend upon the earnings of the Bank, its financial condition and its need for funds. Capital adequacy requirements serve to limit the amount of dividends that may be paid by the Bank. Under federal law, the Bank cannot pay a dividend if, after paying the dividend, the Bank will be “undercapitalized.” The Federal Deposit Insurance Corporation, which we refer to as the FDIC, may declare a dividend payment to be unsafe and unsound even though the Bank would continue to meet its capital requirements after the dividend. Also, because the Company is a legal entity separate and distinct from its subsidiaries, our right to participate in the distribution of assets of any subsidiary upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors. In the event of a liquidation or other resolution of an insured depository institution, the claims of depositors and other general or subordinated creditors are entitled to a priority of payment over the claims of holders of any obligation of the institution to its shareholders, including any depository bank holding company (such as the Company) or any shareholder or creditor thereof.

Holders of Common Stock are entitled to participate equally in dividends or other distributions when, as and if declared by the Board out of funds legally available therefor. Subject to those regulatory restrictions described above, dividends may be paid in cash, property or common shares, unless we are insolvent or the dividend payment would render it insolvent.

Transfer Agent & Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company.

Anti-takeover Effects of Certain Provisions in our Certificate, By-laws and the NYBCL

Some provisions of our Certificate of Incorporation, our By-laws, and the NYBCL may be deemed to have an anti-takeover effect and may collectively operate to delay, defer or prevent a tender offer, a proxy contest or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the shares held by our shareholders. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids. This also encourages persons seeking to acquire control of us to negotiate with us first. As a result, shareholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of our Board or management more difficult. The following discussion is a summary of certain material provisions of our Certificate of Incorporation and our By-laws, copies of which are filed as exhibits to the Registration Statement of which this prospectus is a part.

Directors. The Board is divided into three classes. The members of each class are elected for a term of three years and only one class of directors is elected annually. Thus, it would take at least two annual elections to replace a majority of our Board. Further, the By-laws impose notice and information requirements in connection with the nomination by shareholders of candidates for election to the Board or a proposal by shareholders of business to be acted upon at an annual meeting of shareholders.

Advance Notice of Shareholder Proposals and Nominations. Our By-laws establish an advance notice procedure for shareholders to make nominations of candidates for election as directors or to bring other business before any meeting of our shareholders. The shareholder notice procedure provides that only persons who are nominated by, or at the direction of, the Board, or by a shareholder who has given timely written notice prior to the meeting at which directors are to be elected, will be eligible for election as directors and that, at a shareholders’ meeting, only such business may be conducted as has been brought before the meeting by, or at the direction of, the Board or by a shareholder who has given timely written notice of such shareholder’s intention to bring such business before such meeting.

Under the shareholder notice procedure, for notice of shareholder nominations or other business to be made at a shareholders’ meeting to be timely, such notice must be received by us not less than 60 nor more than 90 days prior to the meeting.

A shareholder’s notice to us proposing to nominate a person for election as a director or proposing other business must contain certain information specified in the By-laws, including the identity and address of the nominating shareholder, a representation that the shareholder is a record holder of our stock entitled to vote at the meeting and information regarding each proposed nominee or each proposed matter of business that would be required under the federal securities laws to be included in a proxy statement soliciting proxies for the proposed nominee or the proposed matter of business.

The shareholder notice procedure may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Restrictions on Call of Special Meetings. Our By-laws provide that special meetings of shareholders can only be called by the Board, the President or the holders of at least a majority of the outstanding shares entitled to vote at the meeting.

Prohibition of Cumulative Voting. The Certificate of Incorporation does not authorize cumulative voting for the election of directors.

Preferred Stock Authorization. Our Board, without shareholder approval, has the authority under our Certificate of Incorporation to issue Preferred Stock with rights superior to the rights of the holders of Common Stock. As a result, Preferred Stock, while not intended as a defensive measure against takeovers, could be issued quickly and easily, could adversely affect the rights of holders of Common Stock and could be issued with terms calculated to delay or prevent a change of control of the Company or make removal of management more difficult.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 210,000 shares of two classes of Preferred Stock, consisting of: 10,000 shares of Class A Preferred Stock and 200,000 shares of Class B Preferred Stock. The Certificate of Incorporation provides that both classes of Preferred Stock are issuable in one or more series. Two series of Class A Preferred Stock have been created, the Series A 3% Preferred Stock (the “3% Preferred Stock”) and the

Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “TARP Preferred Stock”), and one series of Class B Preferred Stock has been created, the Series B-1 8.48% Preferred Stock (the “8.48% Preferred Stock”). At December 31, 2014, 1,492 shares of 3% Preferred Stock, 171,906 shares of 8.48% Preferred Stock and no shares of TARP Preferred Stock were issued.

Our Board may, in the future, designate additional series of Preferred Stock, and fix the relative rights, preferences and limitations of each series. The authorized but unissued shares of our 3% Preferred Stock, 8.48% Preferred Stock, TARP Preferred Stock and any new series of Preferred Stock designated by the Board may be issued by the Board in the future.

3% Preferred Stock

Holders of 3% Preferred Stock are entitled to receive an annual dividend of $3.00 per share, which is cumulative and payable quarterly. Holders of 3% Preferred Stock have no preemptive right in, or right to purchase or subscribe for, any additional shares of our capital stock. Dividends or dissolution or liquidation payments to the holders of 3% Preferred Stock and TARP Preferred Stock must be declared and paid, or set apart for payment, before any dividends or dissolution or liquidation payments can be declared and paid, or set apart for payment, to the holders of 8.48% Preferred Stock or Common Stock. The 3% Preferred Stock is not convertible into any other of our securities.

TARP Preferred Stock

On December 23, 2008, pursuant to a Capital Purchase Program, we issued to the Treasury 7,503 shares of TARP Preferred Stock. In March 2011, we redeemed all outstanding shares of TARP Preferred Stock. We have no intent to issue any additional shares of TARP Preferred Stock.

Holders of TARP Preferred Stock are entitled to receive an annual dividend of 5% for the first five years from December 23, 2008 to, but excluding, February 15, 2014. From and after February 15, 2014, such rate will increase to 9% per annum thereafter, if, as and when declared by our Board out of funds legally available therefor. Such dividends are cumulative and payable quarterly. Holders of TARP Preferred Stock have no preemptive right in, or right to purchase or subscribe for, any additional shares of our capital stock. The TARP Preferred Stock is not convertible into any other of our securities.

Holders of TARP Preferred Stock will have no voting rights, except as otherwise from time to time required by applicable law, and class voting rights on the following matters: (i) any authorization or issuance of shares ranking senior to the TARP Preferred Stock; (ii) any amendment to the rights of the TARP Preferred Stock; or (iii) any merger, exchange or similar transaction which would adversely affect the rights of the TARP Preferred Stock. Any class vote held on these matters entitles each share of TARP Preferred Stock to one vote and requires approval of at least 66 2/3% of the shares of TARP Preferred Stock outstanding at such time.

Dividends on the TARP Preferred Stock and the 3% Preferred Stock must be declared and paid, or set apart for payment, before any dividends can be declared and paid, or set apart for payment, to the holders of 8.48% Preferred Stock or Common Stock. If dividends on the TARP Preferred Stock are not paid in full for six dividend periods, whether or not consecutive, the authorized number of our directors shall automatically be increased by two and the holders of the TARP Preferred Stock shall have the right, with holders of shares of any stock ranking on parity with the TARP Preferred Stock, voting together as a class, to elect two directors to fill such newly created directorships at our next annual meeting of shareholders (or at a special meeting called for that purpose prior to such next annual meeting) and at each subsequent annual meeting of shareholders until all accrued and unpaid dividends for all past dividend periods have been declared and paid in full at which time such right shall terminate.

8.48% Preferred Stock

Holders of 8.48% Preferred Stock are entitled to receive an annual dividend of $8.48 per share, which is cumulative and payable quarterly. Holders of 8.48% Preferred Stock have no preemptive right in, or right to purchase or subscribe for, any additional shares of our capital stock and have no voting rights. Accumulated dividends on the 8.48% Preferred Stock do not bear interest, and the 8.48% Preferred Stock is not subject to redemption. Dividends or dissolution payments to the holders of 8.48% Preferred Stock must be declared and paid, or set apart for payment, before any dividends or dissolution payments are declared and paid, or set apart for payment, to the holders of Common Stock. The 8.48% Preferred Stock is not convertible into any other of our securities.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Depositary Shares

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the debt securities, preferred stock, depositary shares or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•	the principal amount of debt securities, the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, preferred stock, depositary shares or common stock. The price of our debt securities or price per share of common stock, preferred stock or depositary shares, as applicable, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both, our debt securities, common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	United States federal income tax considerations relevant to the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issue of securities. Our general corporate purposes will likely include support for organic growth, and may also include, among other things, financing possible acquisitions of branches or other financial institutions, diversification into other banking-related businesses, extending credit to, or funding investments in, our subsidiaries, repaying, reducing or refinancing indebtedness, or repurchasing our outstanding common stock. The prospectus supplement with respect to an offering of securities may identify different or additional uses for the proceeds of such offering.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries’ funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of the securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies to support our growth, to fund our subsidiaries, or otherwise.

PLAN OF DISTRIBUTION

We may sell our securities in any of the following ways:

•	to or through underwriters

•	through agents

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise; or

•	through a combination of any such methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of such offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents;

•	any exchange on which the securities will be issued; and

•	all other items constituting underwriting compensation.

If we use underwriters in the sale of any securities on a firm commitment basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may also engage underwriters on a best efforts basis.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If an underwriter creates a short position in offered securities by selling more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering, or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, N.Y.

EXPERTS

The consolidated financial statements of Financial Institutions, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

$40,000,000

Common Stock

PROSPECTUS SUPPLEMENT

(To the Prospectus dated March 16, 2015)

Book-Running Manager

SANDLER O’NEILL + PARTNERS, L.P.

Co-Managers

HOVDE GROUP, LLC	PIPER JAFFRAY

May    , 2017